UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 12, 2015 (August 7, 2015)

QUANTA SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13831	74-2851603
(Commission File No.)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 2600

Houston, Texas 77056

(Address of principal executive offices, including ZIP code)

(713) 629-7600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 8.01 is incorporated herein by reference.

Item 8.01	Other Events.

On August 7, 2015, Quanta Services, Inc. (the “Company”) entered into an uncollared accelerated stock repurchase arrangement (the “ASR Arrangement”) pursuant to a Master Confirmation – Uncollared Accelerated Share Repurchase (the “Master Confirmation”) with J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association, London Branch (“JPMorgan”), to repurchase $750 million of the Company’s common stock. The ASR Arrangement facilitates purchases under the Company’s previously announced $1.25 billion stock repurchase program.

Under the terms of the ASR Arrangement, the Company purchased $750 million of its common stock from JPMorgan with an aggregate initial delivery of approximately 25.7 million shares. The final number of shares to be repurchased will be based on a volume-weighted average stock price of the Company’s common stock during the term of the ASR Arrangement, minus a discount, and subject to adjustments pursuant to the terms and conditions of the ASR Arrangement. At settlement, under certain circumstances, JPMorgan may be required to deliver additional shares of common stock to the Company, or under certain circumstances, the Company may be required to deliver shares of common stock or make a cash payment, at its election, to JPMorgan. The final settlement of the transactions under the ASR Arrangement is scheduled to occur in the second quarter of 2016, but may be terminated early or extended in certain circumstances.

The ASR Arrangement contains terms addressing, among other things, the mechanisms to determine the number of shares or the amount of cash that will be delivered at settlement, the required timing of delivery of the shares, the specific circumstances under which adjustments may be made to the transactions, the specific circumstances under which the transactions may be terminated prior to their scheduled maturity, and various acknowledgements, representations and warranties made by the Company and JPMorgan to one another.

From time to time, JPMorgan and/or its affiliates have directly and indirectly engaged, and may engage in the future, in investment and/or commercial banking transactions with the Company for which they have received, or may receive, customary compensation, fees and expense reimbursement.

The foregoing description of the ASR Arrangement does not purport to be complete and is qualified in its entirety by reference to the Master Confirmation, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

Forward Looking Statements

This report contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning the Company’s repurchase program, ASR Arrangement and any effects, results and other matters relating thereto, including the amount or timing of any transactions thereunder, and other statements that do not relate strictly to historical or current facts. Although the Company’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements can be affected by inaccurate assumptions and by known and unknown risks and uncertainties that are difficult to predict or beyond the Company’s control, including, among others, the terms of the ASR Arrangement and factors affecting the final number and price of shares to be purchased under the ASR Arrangement, including the volume-weighted average stock price of the Company’s common stock and actions by counterparties to such arrangement, events and transactions that result in termination of the ASR Arrangement or adjustments of shares purchased or amounts paid under the ASR Arrangement, and the decision to enter into alternative transactions to those described in this report; the amount of shares purchased under the Company’s stock repurchase program (the adoption of which did not, other than through the ASR Arrangement, obligate the Company to acquire any specific number of shares), which may be modified and terminated; market conditions; and other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2014, Quarterly Reports on Form 10-Q for the quarters ended Mar. 31, 2015 and June 30, 2015, and any other documents that the Company files with the Securities and Exchange Commission (SEC). For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to the Company’s documents filed with the SEC that are available through the company’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. The Company does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company further expressly disclaims any written or oral statements made by any third party regarding the subject matter of this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

99.1	Master Confirmation – Uncollared Accelerated Share Repurchase, dated August 7, 2015, between Quanta Services, Inc. and J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association, London Branch

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2015	QUANTA SERVICES, INC.

	By:	/s/ Derrick A. Jensen
	Name:	Derrick A. Jensen
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Master Confirmation – Uncollared Accelerated Share Repurchase, dated August 7, 2015, between Quanta Services, Inc. and J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association, London Branch